LPHI Announces Cash Dividend
Wednesday October 22, 2008

WACO, Texas--(BUSINESS WIRE)--Life Partners Holdings, Inc. (NASDAQ GM: LPHI) announced today that it will pay a quarterly cash dividend of $0.08 per share. This amount includes the ordinary quarterly dividend of $0.07 per share plus the company’s traditional “Christmas Bonus” of $0.01 per share. The cash dividend will be paid to shareholders of record as of November 30, 2008 on or about December 15, 2008.

LPHI Chairman Brian Pardo commented, “We are proud that LPHI has demonstrated its sustainable growth ability, even in these turbulent financial times. We continue to bring value to our clients who are seeking asset-based investments that are not correlated to the financial markets. Our dividend policy reflects our growth trend and our commitment to bringing value to our shareholders. ”

Life Partners is the world's oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called "life settlements". Since its incorporation in 1991, Life Partners has completed over 77,000 transactions for its worldwide client base of over 20,000 high net worth individuals and institutions in connection with the purchase of over 6,000 policies totaling over $1.4 billion in face value.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and projected total business volume, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact:

Life Partners Holdings, Inc.
Shareholder Relations
(254) 751-7797

or

Hill & Knowlton
Media Relations:
Richard Weber
(512) 372-6652

info@lifepartnersinc.com
www.lphi.com